EXHIBIT 99.1

j2 Reports Record Q1 2013 Revenues; Raises Full Year 2013 Revenues and Earnings Outlook

Announces Seventh Consecutive Quarterly Dividend Increase

LOS ANGELES ---- j2 Global, Inc. (NASDAQGS:JCOM) today reported financial results for the first quarter ended March 31, 2013, provided increased 2013 revenues and earnings estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.24 per share.

FIRST QUARTER 2013 RESULTS

Quarterly revenues increased 31% to a record $113.6 million compared to $86.7 million for Q1 2012.  This result was driven by 4.7% growth in Business Cloud Services revenues and the first full quarter of Digital Media revenues.  Digital Media revenues are seasonal, with Q1 expected to contribute 15-20% of annual revenues and Q4 expected to contribute as much as 35%.  Both segments performed in line with j2’s expectations.

GAAP and Non-GAAP earnings per diluted share(1)(2) for the quarter decreased (18.3)% and (9.4)%, respectively, to $0.49 and $0.58, respectively, compared to $0.60 and $0.64, respectively, for Q1 2012, reflecting $0.07 of interest expense not present in Q1 2012, $0.04 of Digital Media Division non-cash amortization expense and $0.05 of integration expenses associated with j2’s Q1 2013 acquisition of IGN Entertainment (which integration expenses are already excluded from Non-GAAP results presented).

Quarterly EBITDA(3) increased 7.1% to a Q1 record $48.2 million compared to $45.0 million for Q1 2012.

Q1 2013 free cash flow(4) increased 1.0% to $38.4 million compared to $38.1 million for Q1 2012.

Cancel rate(5) for the quarter was within our annual range at 2.4%, while the net subscriber base grew by 60,000 DIDs.

j2 ended the quarter with approximately $310 million in cash and investments after deploying $73.5 million during the quarter for acquisitions and j2’s regular quarterly dividend.

Key financial results for Q1 2013 versus Q1 2012 are set forth in the following table (in millions, except per share). Reconciliations of non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2013	Q1 2012	% Change
Revenues	$113.6 million	$86.7 million	31.0%
Earnings per Diluted Share(1)	$0.49	$0.60	(18.3)%
Non-GAAP Earnings per Diluted Share(1) (2)	$0.58	$0.64	(9.4)%
EBITDA(3)	$48.2 million	$45.0 million	7.1%
Free Cash Flow(4)	$38.4 million	$38.1 million	1.0%

“Over the past several quarters we have made enormous strides in expanding and diversifying j2’s Internet-related businesses,” said Hemi Zucker, CEO of j2. “We have added a Digital Media Division by means of several key acquisitions to complement our leading business cloud services. We have also continued to grow our Business Cloud Services Division geographically with expansion of our voice and online backup services in Australia and New Zealand.  We intend to continue to focus on growing and diversifying our Internet-related businesses in market segments that will provide substantial profit opportunities.”

BUSINESS OUTLOOK

During Q2 2013, j2 entered into a patent license agreement pursuant to which it has received $27 million, as further described in j2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2013.

j2 currently estimates that it will generate fiscal 2013 revenues and earnings per diluted share associated with past damages from this license agreement in amounts exceeding $10 million and $0.13, respectively.  Accordingly, j2 is increasing both its fiscal 2013 revenues and non-GAAP earnings per diluted share estimates by equal amounts as follows:

Increasing fiscal 2013 revenues estimate to between $510 and $535 million from the previous estimate of between $500 and $525 million.

Increasing fiscal 2013 non-GAAP earnings per diluted share estimate to between $2.78 and $2.98 from the previous estimate of between $2.65 and $2.85.

Non-GAAP earnings per diluted share for 2013 excludes acquisition-related integration costs of approximately $4 million and share-based compensation of between $11 and $12 million.

It is anticipated that the normalized tax rate for 2013 (exclusive of the release of reserves for uncertain tax positions) will be between 25% and 27%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.24 per common share, a 3.2% increase versus last quarter’s dividend and a 11.6% increase versus the dividend paid in Q2 2012.  This is j2’s seventh consecutive quarterly dividend increase and represents a 20% increase versus its first quarterly dividend in September 2011.  The dividend will be paid on June 4, 2013 to all shareholders of record as of the close of business on May 20, 2013.  Future dividends will be subject to Board approval.

Notes:

(1)
The estimated GAAP effective tax rates were approximately 19.5% for Q1 2013 and 22.6% for Q1 2012.  The estimated Non-GAAP effective tax rates were approximately 23.2% for Q1 2013 and 23.1% for Q1 2012.

(2)
For Q1 2013, Non-GAAP earnings per diluted share excludes share-based compensation and certain acquisition-related integration costs, in each case net of tax, totaling $0.09. For Q1 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and certain acquisition-related integration costs, in each case net of tax, totaling $0.04. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile GAAP to Non-GAAP financial measures, including (1) share-based compensation expense and related payroll taxes and (2) certain acquisition-related integration costs.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Cancel rate is defined as cancels related to individual customer DIDs with greater than four months of continuous service (continuous service includes customer DIDs administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. For the quarter, calculated monthly and expressed here as an average over the three months of the quarter. For the year, expressed as an average over the four quarters of the year.

About j2

j2 Global, Inc. (NASDAQGS:JCOM) provides Internet services through its two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division consists of Ziff Davis Inc., which offers technology, gaming and lifestyle content through its digital properties which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis also operates BuyerBase, an advanced digital ad targeting platform and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2012, j2 had achieved 17 consecutive fiscal years of revenue growth.  For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance.  These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and uncertainties include, among other items: ability to successfully diversify and grow our business, both the Business Cloud Services and Digital Media Divisions; ability to identify, close and successfully integrate acquisitions; risks of geographic expansion; risks that markets we choose to enter fail to achieve desired levels of growth and profitability prospects; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2012 Annual Report on Form 10-K filed by j2 on March 1, 2013, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2013	2012

ASSETS
Cash and cash equivalents	$193,126	$218,680
Short-term investments	100,846	105,054
Accounts receivable,
net of allowances of $3,216 and $3,213, respectively	56,164	37,285
Prepaid expenses and other current assets	15,891	15,388
Deferred income taxes	2,438	1,092
Total current assets	368,465	377,499

Long-term investments	16,118	19,841
Property and equipment, net	24,874	19,599
Goodwill	429,293	407,825
Other purchased intangibles, net	195,645	165,316
Deferred income taxes	2,165	1,852
Other assets	3,266	3,238

TOTAL ASSETS	$1,039,826	$995,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$57,122	$39,874
Income taxes payable	3,277	3,004
Deferred revenue	32,753	30,493
Liability for uncertain tax positions	5,532	5,523
Deferred income taxes	1,107	33
Total current liabilities	99,791	78,927

Long-term debt	245,310	245,194
Liability for uncertain tax positions	33,439	32,155
Deferred income taxes	39,163	32,393
Other long-term liabilities	3,001	3,166
Mandatorily redeemable financial instrument	9,068	8,740
Total liabilities	429,772	400,575

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	453	451
Additional paid-in capital	173,231	169,542
Retained earnings	435,976	424,790
Accumulated other comprehensive income (loss)	980	(88)
Total j2 Global, Inc. stockholder's equity	610,640	594,695
Noncontrolling interest	(586)	(100)
Total stockholders' equity	610,054	594,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,039,826	$995,170

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2013	2012

Revenues	113,617	86,652

Cost of revenues (including share-based compensation of $214 and $242 for the three months of 2013 and 2012, respectively)	20,235	15,864
Gross profit	93,382	70,788

Operating expenses:
Sales and marketing (including share-based compensation of $418 and $375 for the three months of 2013 and 2012, respectively)	29,638	14,860
Research, development and engineering (including share-based compensation of $106 and $116 for the three months of 2013 and 2012, respectively)	6,746	4,489
General and administrative (including share-based compensation of $1,610 and $1,560 for the three months of 2013 and 2012, respectively)	24,011	13,829

Total operating expenses	60,395	33,178

Income from operations	32,987	37,610
Interest and other expense, net	(4,716)	(719)
Income before income taxes	28,271	36,891
Income tax expense	5,500	8,352
Net income	22,771	28,539
Less net loss attributable to noncontrolling interest	(151)	—
Net income attributable to j2 Global, Inc. common stockholders	$22,922	$28,539

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.50	$0.61

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.49	$0.60

Basic weighted average shares outstanding	45,160,140	46,400,441

Diluted weighted average shares outstanding	45,668,167	46,794,603

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2013	2012

Cash flows from operating activities:
Net income	$22,771	$28,539
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	8,762	4,926
Accretion and amortization of discount and premium of investments	453	319
Amortization of financing costs and discounts	150	—
Share-based compensation	2,348	2,280
Excess tax benefit from share-based compensation	(280)	(286)
Provision for doubtful accounts	833	1,289
Deferred income taxes	(1,446)	(3,498)
Decrease (increase) in:
Accounts receivable	2,495	936
Prepaid expenses and other current assets	(139)	(1,055)
Other assets	357	150
(Decrease) increase in:
Accounts payable and accrued expenses	160	(4,488)
Income taxes payable	2,138	7,532
Deferred revenue	92	700
Liability for uncertain tax positions	1,294	1,536
Other liabilities	60	62
Net cash provided by operating activities	40,048	38,942

Cash flows from investing activities:
Maturity of certificate of deposit	22,106	—
Purchase of certificates of deposit	(8,165)	(5,822)
Sales of available-for-sale investments	31,932	45,164
Purchases of available-for-sale investments	(35,244)	(15,537)
Purchases of property and equipment	(1,933)	(1,159)
Purchases of intangible assets	(333)	(900)
Acquisition of businesses, net of cash received	(62,771)	(18,843)
Net cash (used in) provided by investing activities	(54,408)	2,903

Cash flows from financing activities:
Debt issuance costs	(47)	—
Repurchases of common stock and restricted stock	(2,069)	(40,273)
Issuance of common stock under employee stock purchase plan	56	29
Exercise of stock options	2,025	2,591
Excess tax benefit from share-based compensation	280	286
Dividends paid	(10,684)	(9,975)
Net cash used in financing activities	(10,439)	(47,342)

Effect of exchange rate changes on cash and cash equivalents	(755)	1,820

Net decrease in cash and cash equivalents	(25,554)	(3,677)
Cash and cash equivalents at beginning of period	218,680	139,359
Cash and cash equivalents at end of period	$193,126	$135,682

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income are GAAP net income with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes; (2) elimination of certain acquisition and related exit costs and (3) elimination of income tax provision associated with share-based compensation and associated payroll taxes and certain acquisition and related exit costs.

	THREE MONTHS ENDED MARCH 31, 2013				THREE MONTHS ENDED MARCH 31, 2012
	GAAP	(1) Share-based Compensation	(2) Acquisition and Exit Costs	Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition and Exit Costs	Non-GAAP

Revenues	113,617	—	(44)	113,573	86,652	—	—	86,652

Cost of revenues	20,235	(214)	(88)	19,933	15,864	(242)	(6)	15,616

Operating expenses:
Sales and marketing	29,638	(418)	(992)	28,228	14,860	(375)	(90)	14,395
Research, development and engineering	6,746	(106)	(579)	6,061	4,489	(116)	(5)	4,368
General and administrative	24,011	(1,610)	(2,479)	19,922	13,829	(1,630)	(48)	12,151

Income tax provision (3)	$5,500	774	1,763	$8,037	$8,352	733	34	9,119

Net income attributable to j2 Global, Inc. common stockholders	$22,922	1,574	2,331	$26,827	$28,539	1,630	115	$30,284

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.50	0.03	0.05	$0.58	$0.61	0.03	0.00	$0.64
Diluted	$0.49	0.03	0.05	$0.58	$0.60	0.03	0.00	$0.64

* The reconciliation of Net income per share from GAAP to Non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED MARCH 31,
	2013	2012

Net income	$22,771	$28,539
Plus:
Interest and other expense, net	4,716	719
Income tax expense	5,500	8,352
Depreciation and amortization	8,794	4,906
Reconciliation of GAAP to Non-GAAP financial measures:
Share-based compensation	2,348	2,363
Exit costs	4,094	149
EBITDA	$48,223	$45,028

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Non-GAAP financial measures, including (1) share-based compensation expense and the associated payroll taxes and (2) certain acquisition and related exit costs.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2013
Net cash provided by operating activities	$40,048				$40,048
Less: Purchases of property and equipment	(1,933)				(1,933)
Add: Excess tax benefit (deficit) from share-based compensation	280				280
Free cash flows	$38,395	$—	$—	$—	$38,395

2012
Net cash provided by operating activities	$38,942	$46,382	$38,193	$46,394	$169,911
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)	(1,159)	(4,905)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)	(55)	961
Free cash flows	$38,069	$45,572	$37,146	$45,180	$165,967

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance.  Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.